EXHIBIT 99.2

                       Notice of Guaranteed Delivery

                                    for

                                Exchange of

                Series B 13,% Senior Secured Notes due 2002
                                    for
                Series A 13,% Senior Secured Notes due 2002

                                    of

                             TEREX CORPORATION


     This form must be used to accept the Exchange Offer of Terex Corporation (the "Company") made pursuant to the Prospectus dated ________________, 1996 (the "Prospectus") if certificates for the 13,% Senior Secured Notes due 2002, Series A (the "Old Notes") of the Company are not immediately available or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     To:  United States Trust Company of New York, The Exchange Agent

     By Registered or Certified Mail:   By Overnight Courier:

     United States Trust Company        United States Trust Company
       of New York                        of New York
     P.O. Box 844 Cooper Station        770 Broadway
     New York, New York 10276-0844      New York, New York 10003
                                        Attention:  Corporation Trust
                                                    Operations

     By Hand:                           By Facsimile:

     United States Trust Company
       of New York                      (212) 420-6152
     65 Beaver Street                   Attention: Customer Service
     New York, New York 10005
     Attention: Ground Level            Confirm by telephone:
          Corporate Trust Operations    (800) 548-6565

     Delivery of this instrument to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Terex Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, __________________________ Old Notes pursuant to the guaranteed delivery
   (number of Old Notes)
procedures set forth in Instruction 1 of the Letter of Transmittal.

         NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Old Notes        Name(s) of Record Holder(s)
          (if available)

 . . . . . . . . . . . . . . . .          . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .          . . . . . . . . . . . . . . . . .
                                               Please Print or Type

                                        Address . . .  . . . . . . . . . .

                                        . . . . . . .  . . . . . . . . . .

                                        Area Code and Tel. No. . . . . . .

                                        Signature(s) . . . . . . . . . . .

                                        . . . . . . . . . .  . . . . . . .

                                        Dated: . . . . . . . . . . . . . .

     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                   Please print name(s) and address(es)

Name(s):  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Capacity: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Address(es):. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

                                 GUARANTEE
                 (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five business days after the Expiration Date. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.



Name of Firm   . . .  . . . . . . .     . . . .  . . . . . . . . . . . . .
                                                 Authorized Signature

Address   . . . . . . . . . . . . .     Name  . . . . . . . . . . . . .  .
                                                 Please Print or Type
 . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . .     Title . . . . . . . . . . . .  . .
                          Zip Code

Area Code and Tel. No.  . . . . . .     Date . . . . . . . . . . . . . . .

Dated: . . . . . . . . . , 1996


NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS DAYS AFTER THE EXPIRATION DATE.